Exhibit 4.3

NUMBER	WARRANT
__	______ Shares

FIRST HOME BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

WARRANT TO PURCHASE SHARES OF COMMON STOCK

is the owner of:

A Warrant to Purchase ________________

FULLY PAID AND NON-ASSESSABLE SHARES OF

COMMON STOCK OF FIRST HOME BANCORP, INC.

NO PAR VALUE

The Warrant represented by this Certificate is exercisable pursuant to, and governed by, the Warrant Agreement of First Home Bancorp, Inc. and Continental Stock Transfer & Trust Company, to all of which provisions the Warrant Holder by acceptance hereof, assents. A copy of the Warrant Agreement may be obtained from First Home Bancorp, Inc..

IN WITNESS WHEREOF, First Home Bancorp, Inc. has caused this certificate to be executed by the signature of its duly authorized officers.

Dated: ______________, 2019

Form of Election to Exercise

All capitalized terms used herein shall have the meaning ascribed to them in the Warrant Agreement of First Home Bancorp, Inc. (“Frist Home”) and Continental Stock Transfer & Trust Company (the “Agreement”).

To exercise the Warrant evidenced by the Warrant Certificate, the Warrant Holder must, by the expiration date, deliver to the Bank, cash or a cashiers’ or certified check payable to the Bank, in an amount equal to $27.00 per share, due at the time the Warrant Holder exercises his or her Warrant(s) for the purchase of Common Stock (subject to adjustment as provided in the Agreement. In addition, the Warrant Holder must provide the information required below and deliver this Warrant Certificate along with such payment.

The undersigned hereby irrevocably elects to exercise, on the date set forth below, this Warrant and acquire ___________ shares of First Home’s Common Stock and represents that on or before such date the holder has tendered payment for such shares. The undersigned requests that said number of shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of shares of Common Stock is less than all of the shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrant evidenced hereby be issued and delivered to the Warrant Holder, unless otherwise specified in the instructions below.

Dated: __________________________________

________________________________________________ (Insert Social Security Number of Holder)	Name ____________________________________________ (Please Print)

Signature _________________________________________	Address _________________________________________

This Warrant may only be exercised by presentation to Continental Stock Transfer & Trust Company, 1 State Street, 30 FL, New York, New York 10004.

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Warrant Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of certificates for shares of Common Stock and/or Warrant Certificates)

Name in which a certificate for shares of Common Stock is to be registered if other than in the name of the registered holder of this Warrant Certificate:

________________________________________________________________

Address to which such certificate for shares of Common Stock is to be mailed if other than to the address of the registered holder of this Warrant Certificate:

(Street Address) ___________________________________________________

(City and State) ______________________________ (Zip Code) _____________

Address to which a Warrant Certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the registered Warrant Holder of this Warrant Certificate as shown on the books of First Home:

(Street Address) ____________________________________________________

(City and State) ______________________________ (Zip Code)______________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY OTHER STATE OR JURISDICTION (THE “STATE ACTS”). ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (B) EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT, THE STATE ACTS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.